Exhibit 1.01
The TJX Companies, Inc.
Conflict Minerals Report for the reporting period
from January 1, 2020 to December 31, 2020
Introduction
Under the Securities Exchange Act of 1934, Rule 13p-1 and Form SD (collectively, the Rule), public companies are required to report certain information when they manufacture or contract to manufacture products where specified minerals, defined as conflict minerals, are determined to be necessary to the functionality or production of those products. These minerals, which also are often referred to as 3TG, are columbite-tantalite (coltan), cassiterite and wolframite (including their derivatives, which for the purpose of the Rule are tin, tantalum, and tungsten) and gold. Companies are required to perform an assessment, referred to as a reasonable country of origin inquiry, or RCOI, to determine if the 3TG present in these products originated, or may have originated, in the region covered by the Rule, meaning the Democratic Republic of the Congo (referred to as the DRC) and the adjoining countries, consisting of Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia (collectively with the DRC, the DRC Region). The Rule also provides that companies must perform additional diligence on the source and chain of custody of 3TG that originated in the DRC Region and are not from recycled or scrap sources, or that the company has reason to believe may have originated in the DRC Region and may not be from recycled or scrap sources.
Overview
The TJX Companies, Inc. (TJX or the Company) is an off-price retailer of apparel and home fashions with over 4,500 stores across three continents in nine countries, offering a rapidly changing assortment of merchandise, including apparel and home fashions. The Company’s strategies to acquire merchandise are intentionally flexible to allow the buying organization to react to frequently changing opportunities and trends in the market and to adjust how and what is acquired as well as when it is acquired.
Product Scoping; Reasonable Country of Origin Inquiry
Products acquired by TJX that TJX does not manufacture or “contract to manufacture” (as described in the Rule) are outside of the scope of the Rule and this Report. A portion of the products sold by TJX could be in scope, which, under the Rule and Securities and Exchange Commission guidance, depends on whether a product contains 3TG, the degree of influence exercised by TJX over the materials, parts, ingredients, or components included in the product and whether the 3TG is necessary to the functionality or production of the product. The portion of products sold by TJX that it believes could be considered to be in scope under the Rule are referred to in this Report as In-scope Products. In part because of the geographic diversity and changing nature of TJX’s product mix, the In-scope Products reflect a changing variety of complicated supply chains of many different vendors, with a number of third parties between the original source of any raw materials, the manufacturer, and TJX. TJX does not own or control manufacturing facilities, smelters, or mines and believes that it is at least several layers removed from the mining of any minerals from a specific mine and from any smelter or refiner providing minerals for In-scope Products.
For its RCOI, TJX used the management systems contemplated by Step One of the OECD Guidance (defined below) and the vendor engagement process contemplated by Step Two of the OECD Guidance. These steps and the related activities are further discussed below under “Description of Diligence Design and Diligence Performed.”

To determine whether any products might have been sourced from the DRC region, TJX used the Conflict Minerals Reporting Template (referred to as the CMRT in this Report) developed by the Responsible Minerals Initiative, or RMI, to survey vendors that it believed potentially supplied In-scope Products (referred to in this Report as Covered Vendors) with questions about their 3TG use and supply chain. The Company assessed the responses according to a set of written risk-based evaluation criteria established by the Company relating to the completeness and reliability of the responses. For example, the Company considered a response to be incomplete and to require more information from the Covered Vendor if it indicated that it sourced only from outside the DRC region but did not provide information about its smelters as support for that conclusion or did not provide sufficient information about its internal compliance program and diligence practices to support that conclusion.
The Company was unable to determine the origin of at least a portion of the necessary 3TG in its In-scope Products. It exercised due diligence, as described below.

Description of Diligence Design and Diligence Performed
TJX’s diligence framework was designed to materially conform to the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition), including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (the OECD Guidance). The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. The headings below conform to the headings used in the OECD Guidance for each of the five steps.
Establish strong company management systems
Executive leadership of our 3TG compliance program rests with our SVP, Chief Risk and Compliance Officer. TJX has established a conflict minerals steering committee (the Committee) including the SVP, Chief Risk and Compliance Officer; the SVP, Internal Audit; a VP, Legal; and other representatives from the compliance/risk and legal functions, to implement and oversee its 3TG compliance program. The Company also consulted with specialist outside counsel to advise it in connection with its compliance efforts and reporting.
The Committee worked with leaders in various functions at the Company, including merchandising, compliance, legal, and internal audit, to review its diligence program and vendor training. Training has typically been done through specific outreach relating to the Company’s 3TG compliance program and as a topic integrated with the Company’s more general established training programs, which included in-person compliance trainings conducted for certain vendors of the Company at various global locations. Due to the COVID-19 pandemic, TJX has been temporarily unable to conduct its typical in-person vendor training sessions covering its 3TG compliance since November 2019, but plans to resume remote vendor compliance training beginning in June 2021.
The Committee also has a conflict minerals policy which, among other things, sets forth TJX’s expectations that its vendors not knowingly source 3TGs in a way that would benefit armed forces in the DRC region and that vendors cooperate in the diligence process, including by reaching out to their vendors, as necessary. TJX provides the policy to its vendors through a corporate vendor intranet and contractually requires its vendors to adhere to the policy via its purchase order terms and conditions. TJX does not use its policy to embargo responsible sourcing of 3TGs from the DRC region. The Company’s policy is available to the public on its website in the Evolving Issues section of the Responsible Sourcing page in the Responsible Business section of the TJX corporate website, tjx.com. Information appearing on www.tjx.com is not a part of, and is not incorporated by reference into, this Conflict Minerals Report or the Form SD of which it is a part.
The website page on which the policy is posted includes a grievance mechanism relating to issues concerning 3TG, among others, indicating that concerns can be reported to the Company’s Chief Compliance Officer at complianceofficer@tjx.com.

Compliance concerns can also be reported through the reporting mechanism in the TJX Global Code of Conduct. This mechanism includes contacting the Company’s Chief Compliance Officer at complianceofficer@tjx.com, using the established helpline, or other contacts included in the Contacts and Reporting section of the Global Code of Conduct.
Additionally, TJX maintains a company-wide document retention policy, which extends to the documents accumulated in performing due diligence for this Report. The required retention period for such documents is at least five years.
Identify and assess risk in the supply chain
As discussed under “Product Scoping; Reasonable Country of Origin Inquiry,” TJX used a survey process to request supply chain information from the Covered Vendors to assess the sourcing of the 3TG its In-scope Products. TJX used the CMRT and, to the extent required, made multiple follow-up requests to work to obtain complete and reliable responses from the Covered Vendors. TJX also provided supplementary instructional materials to help Covered Vendors understand and complete the CMRT, as well as to understand the Company’s conflict minerals policy. As part of this process, TJX communicated its expectations that Covered Vendors cooperate with the Company’s compliance efforts and, as necessary, reach out to third parties within their own supply chains to collect relevant information.
TJX evaluated the information provided by each Covered Vendor determined to be in scope. If the other information provided was determined to be complete and reliable under the Company’s established protocol, TJX reviewed the Covered Vendor’s smelter and refiner information. TJX compared smelters and refiners identified in the Covered Vendors’ responses against lists of facilities certified as Conformant (as defined in Appendix A to this report) with the Responsible Minerals Assurance Process assessment protocols, or RMAP, to help determine if the identified facility was a smelter or refiner and to determine if the Covered Vendors’ 3TG minerals were sourced from mines that did not finance or benefit armed groups in the DRC region. If the information provided by a Covered Vendor was determined to be incomplete or unreliable under the Company’s protocol, TJX considered the information insufficient for a reliable evaluation of that Covered Vendor’s 3TG supply chain.
Design and implement a strategy to respond to identified risks
Using the assessment protocol described above, TJX categorized the responses to identify Covered Vendors who provided responses that were deemed insufficient for a reliable analysis, including because they provided incomplete information. To mitigate sourcing risk, TJX engaged in the vendor communications and follow-up process described above. The Committee briefed representatives of TJX management, including members of its senior executive team, on its findings and risk assessment.
In addition, to the extent that identified smelters and refiners are not listed as Conformant, the Company seeks to exercise leverage over and encourage the smelters and refiners to become Conformant through its membership in the RMI. Among other things, the RMI conducts outreach to non-Conformant smelters and refiners. The Company also utilizes information provided by the RMI to its members to monitor smelter and refiner improvement.
Carry out independent third-party audits of supply chain due diligence at identified points in the supply chain
In connection with its due diligence, the Company utilized and relied on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether smelters and refiners are Conformant. Due to its position in the supply chain, the Company does not directly audit smelters and refiners. However, it supports independent third-party audits through its continued membership in the RMI.
Report on supply chain due diligence
The Company prepared and filed a Form SD and this Report to publicly report the results of its supply chain due diligence, and it does so on an annual basis.

In-Scope Products and Results of Diligence
The Company determined that a portion of its products in apparel, including jewelry, and home fashions, could be considered to be In-Scope Products under the Rule.
Through the RCOI and due diligence processes described above on the Company’s Covered Vendors, the Company compiled a list of 320 validated smelters and refiners, meaning the smelter or refiner was included on the CMRT’s Smelter Look-up tab list. Of those 320 smelters and refiners across all 3TG, 228 were listed as Conformant (approximately 71% of the total identified), including 92 for gold (65%), 56 for tin (62%), 42 for tungsten (82%), and 38 for tantalum (100%), and 12 of the refiners were listed as Active (as defined below) by the RMI (4% of the total identified), in each case as of April 30, 2021. Twenty-two, or approximately 10%, of the Conformant smelters and refiners may have sourced from the DRC or an adjoining country, based on information made available by the RMI to its members. A list of the identified smelters and refiners that were identified by the Covered Vendors, together with the RMAP status and country of origin information, can be found in Appendix A.
Most of the Covered Vendors reviewed in the diligence process reported their information at a company level rather than at a product level (meaning that they reported the smelters and refiners that processed the 3TG in all of their products, rather than solely those that processed the 3TG for specific products sold to the Company). It therefore generally was not feasible for the Company to connect identified smelters and refiners that were used to process 3TG with specific In-scope Products.
Additional Risk Mitigation Efforts
The Company expects to take additional steps to refine its 3TG compliance program and enhance its due diligence measures for 2021 to further mitigate the risk that the 3TG in its covered products may support armed groups in the DRC region. These steps include, among others:
•Resuming remote vendor compliance training, as earlier described in this Report;
•Working to further increase the response rate for the next reporting cycle;
•Engaging more directly with vendors to improve the quality of responses overall;
•Continuing to remind vendors of the requirements under the Rule and the Company’s conflict minerals policy, including its expectations that all Covered Vendors cooperate with its diligence efforts; and
•Continuing to refine its written Conflict Minerals Review and Action Plan and the protocols to effect this plan.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Conflict Minerals Report contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks, uncertainties and potentially inaccurate assumptions. Such statements give the Company’s current expectations or forecasts of future events; they do not relate strictly to historical or current facts. TJX has generally identified such statements by using words indicative of the future such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking forward,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will” and “would” or any variations of these words or other words with similar meanings. All statements that address activities, events or developments that TJX intends, expects or believes may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act. These “forward-looking statements” may relate to such matters as the Company’s future actions and results and the outcome of diligence efforts.

The Company cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of the Form 10-K filed with the Securities and Exchange Commission on March 31, 2021 describe major risks to TJX’s business. A variety of factors including these risks could cause actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in the Company’s forward-looking statements. If known or unknown risks materialize, or if underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider forward-looking statements.
The Company’s forward-looking statements speak only as of the dates on which they are made, and the Company does not undertake any obligation to update any forward-looking statement, whether to reflect new information, future events or otherwise. You are advised, however, to consult any further disclosures TJX may make in future reports to the Securities and Exchange Commission, on the Company’s website, or otherwise.

Appendix A
List of Identified Smelters and Refiners; Country of Origin Information

SMELTER OR REFINER	SMELTER COUNTRY	RMAP CONFORMANT

Gold
Abington Reldan Metals, LLC	United States of America	No
African Gold Refinery	Uganda	No
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	No
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Yes
Boliden AB	Sweden	Yes
C. Hafner GmbH + Co. KG	Germany	Yes
Caridad	Mexico	No
CCR Refinery - Glencore Canada Corporation	Canada	Yes
Cendres + Metaux S.A.	Switzerland	Yes
CGR Metalloys Pvt Ltd.	India	No
Chimet S.p.A.	Italy	Yes
Chugai Mining	Japan	Yes
Daejin Indus Co., Ltd.	Korea, Republic of	No
Daye Nonferrous Metals Co., Ltd	China	No
Degussa Sonne / Mond Goldhandel GmbH	Germany	No
Dijllah Gold Refinery FZC	United Arab Emirates	No
DODUCO Contacts and Refining GmbH	Germany	Yes
Dowa	Japan	Yes
DSC (Do Sung Corporation)	Korea, Republic of	Yes
Eco-System Recycling Co., Ltd. East Plant	Japan	Yes
Eco-System Recycling Co., Ltd. North Plant	Japan	Yes
Eco-System Recycling Co., Ltd. West Plant	Japan	Yes
Emirates Gold DMCC	United Arab Emirates	Yes
Fidelity Printers and Refiners Ltd.	Zimbabwe	No
Fujairah Gold FZC	United Arab Emirates	No
GCC Gujrat Gold Centre Pvt. Ltd.	India	No
Geib Refining Corporation	United States of America	Yes
Gold Refinery of Zijin Mining Group Co., Ltd.	China	Yes
Great Wall Precious Metals Co., Ltd. of CBPM	China	No
Guangdong Jinding Gold Limited	China	No
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	No
Hangzhou Fuchunjiang Smelting Co., Ltd.	China	No
Heimerle + Meule GmbH	Germany	Yes
Heraeus Germany GmbH Co. KG	Germany	Active

SMELTER OR REFINER	SMELTER COUNTRY	RMAP CONFORMANT
Heraeus Metals Hong Kong Ltd.	China	Yes
Hunan Chenzhou Mining Co., Ltd.	China	No
Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	No
HwaSeong CJ CO., LTD.	Korea, Republic of	No
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Yes
International Precious Metal Refiners	United Arab Emirates	Active
Ishifuku Metal Industry Co., Ltd.	Japan	Yes
Istanbul Gold Refinery	Turkey	Yes
Italpreziosi	Italy	Yes
Japan Mint	Japan	Yes
Jiangxi Copper Co., Ltd.	Japan	Yes
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	No
JSC Novosibirsk Refinery	Russian Federation	Yes
JSC Uralelectromed	Russian Federation	Yes
JX Nippon Mining & Metals Co., Ltd.	Japan	Yes
Kaloti Precious Metals	United Arab Emirates	No
Kazakhmys Smelting LLC	Kazakhstan	No
Kazzinc	Kazakhstan	Yes
Kennecott Utah Copper LLC	United States of America	Yes
KGHM Polska Miedz Spolka Akcyjna	Poland	Yes
Kojima Chemicals Co., Ltd.	Japan	Yes
Korea Zinc Co., Ltd.	Korea, Republic of	Yes
Kyrgyzaltyn JSC	Kyrgyzstan	Yes
Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	No
L'azurde Company For Jewelry	Saudi Arabia	No
Lingbao Gold Co., Ltd.	China	No
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	No
L'Orfebre S.A.	Andorra	Yes
LS-NIKKO Copper Inc.	Korea, Republic of	Yes
LT Metal Ltd.	Korea, Republic of	Yes
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	No
Marsam Metals	Brazil	Yes
Materion	United States of America	Yes
Matsuda Sangyo Co., Ltd.	Japan	Yes
Metalor Technologies (Hong Kong) Ltd.	China	Yes
Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Yes
Metalor Technologies (Suzhou) Ltd.	China	Yes
Metalor Technologies S.A.	Switzerland	Yes
Metalor USA Refining Corporation	United States of America	Yes

SMELTER OR REFINER	SMELTER COUNTRY	RMAP CONFORMANT
Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Yes
Mitsubishi Materials Corporation	Japan	Yes
Mitsui Mining and Smelting Co., Ltd.	Japan	Yes
MMTC-PAMP India Pvt., Ltd.	India	Yes
Modeltech Sdn Bhd	Malaysia	No
Morris and Watson	New Zealand	No
Morris and Watson Gold Coast	Australia	No
Moscow Special Alloys Processing Plant	Russian Federation	Yes
Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Yes
Navoi Mining and Metallurgical Combinat	Uzbekistan	Yes
NH Recytech Company	Korea, Republic of	No
Nihon Material Co., Ltd.	Japan	Yes
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Yes
Ohura Precious Metal Industry Co., Ltd.	Japan	Yes
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Yes
PAMP S.A.	Switzerland	Yes
Pease & Curren	United States of America	No
Penglai Penggang Gold Industry Co., Ltd.	China	No
Planta Recuperadora de Metales SpA	Chile	Yes
Prioksky Plant of Non-Ferrous Metals	Russian Federation	Yes
PT Aneka Tambang (Persero) Tbk	Indonesia	Yes
PX Precinox S.A.	Switzerland	Yes
QG Refining, LLC	United States of America	No
Rand Refinery (Pty) Ltd.	South Africa	Yes
Refinery of Seemine Gold Co., Ltd.	China	No
REMONDIS PMR B.V.	Netherlands	Yes
Royal Canadian Mint	Canada	Yes
SAAMP	France	Yes
Sabin Metal Corp.	United States of America	No
Safimet S.p.A	Italy	Yes
SAFINA A.S.	Czechia	Yes
Sai Refinery	India	No
Samduck Precious Metals	Korea, Republic of	Yes
Samwon Metals Corp.	Korea, Republic of	No
SAXONIA Edelmetalle GmbH	Germany	Yes
SEMPSA Joyeria Plateria S.A.	Spain	Yes
Shandong Gold Smelting Co., Ltd.	China	Yes
Shandong Humon Smelting Co., Ltd.	China	No
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	No

SMELTER OR REFINER	SMELTER COUNTRY	RMAP CONFORMANT
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Yes
Sichuan Tianze Precious Metals Co., Ltd.	China	Yes
Singway Technology Co., Ltd.	Taiwan, Province of China	Yes
SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Yes
Solar Applied Materials Technology Corp.	Taiwan, Province of China	Yes
Sovereign Metals	India	No
State Research Institute Center for Physical Sciences and Technology	Lithuania	No
Sudan Gold Refinery	Sudan	No
Sumitomo Metal Mining Co., Ltd.	Japan	Yes
SungEel HiMetal Co., Ltd.	Korea, Republic of	Yes
T.C.A S.p.A	Italy	Yes
Tanaka Kikinzoku Kogyo K.K.	Japan	Yes
Tokuriki Honten Co., Ltd.	Japan	Yes
Tongling Nonferrous Metals Group Co., Ltd.	China	No
Tony Goetz NV	Belgium	No
TOO Tau-Ken-Altyn	Kazakhstan	Yes
Torecom	Korea, Republic of	Yes
TSK Pretech	Korea, Republic of	Yes
Umicore Brasil Ltda.	Brazil	No
Umicore Precious Metals Thailand	Thailand	Yes
Umicore S.A. Business Unit Precious Metals Refining	Belgium	Yes
United Precious Metal Refining, Inc.	United States of America	Yes
Valcambi S.A.	Switzerland	Yes
Western Australian Mint (T/a The Perth Mint)	Australia	Yes
WIELAND Edelmetalle GmbH	Germany	Yes
Yamakin Co., Ltd.	Japan	Yes
Yokohama Metal Co., Ltd.	Japan	Yes
Yunnan Copper Industry Co., Ltd.	China	No
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Yes

Tin
Alpha	United States of America	Yes
An Vinh Joint Stock Mineral Processing Company	Viet Nam	No
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Yes
Chifeng Dajingzi Tin Industry Co., Ltd.	China	Yes
China Tin Group Co., Ltd.	China	Yes
CV Ayi Jaya	Indonesia	Active
CV Dua Sekawan	Indonesia	No
CV Gita Pesona	Indonesia	No

SMELTER OR REFINER	SMELTER COUNTRY	RMAP CONFORMANT
CV United Smelting	Indonesia	No
CV Venus Inti Perkasa	Indonesia	Active
Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	No
Dowa	Japan	Yes
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	No
EM Vinto	Bolivia (Plurinational State of)	Yes
Estanho de Rondonia S.A.	Brazil	Active
Fenix Metals	Poland	Yes
Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	No
Gejiu Fengming Metallurgy Chemical Plant	China	Yes
Gejiu Jinye Mineral Company	China	No
Gejiu Kai Meng Industry and Trade LLC	China	Yes
Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Yes
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Yes
Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Yes
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Yes
Guanyang Guida Nonferrous Metal Smelting Plant	China	Yes
HuiChang Hill Tin Industry Co., Ltd.	China	Yes
Huichang Jinshunda Tin Co., Ltd.	China	Yes
Jiangxi New Nanshan Technology Ltd.	China	Yes
Luna Smelter, Ltd.	Rwanda	Yes
Ma'anshan Weitai Tin Co., Ltd.	China	Yes
Magnu's Minerais Metais e Ligas Ltda.	Brazil	Yes
Malaysia Smelting Corporation (MSC)	Malaysia	Yes
Melt Metais e Ligas S.A.	Brazil	Yes
Metallic Resources, Inc.	United States of America	Yes
Metallo Belgium N.V.	Belgium	Yes
Metallo Spain S.L.U.	Spain	Yes
Mineracao Taboca S.A.	Brazil	Yes
Minsur	Peru	Yes
Mitsubishi Materials Corporation	Japan	Yes
Modeltech Sdn Bhd	Malaysia	No
Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	No
O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Yes
O.M. Manufacturing Philippines, Inc.	Philippines	Yes
Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)	Yes
Pongpipat Company Limited	Myanmar	No
Precious Minerals and Smelting Limited	India	No
PT Aries Kencana Sejahtera	Indonesia	Active

SMELTER OR REFINER	SMELTER COUNTRY	RMAP CONFORMANT
PT Artha Cipta Langgeng	Indonesia	Yes
PT ATD Makmur Mandiri Jaya	Indonesia	Yes
PT Babel Inti Perkasa	Indonesia	Yes
PT Babel Surya Alam Lestari	Indonesia	Yes
PT Bangka Prima Tin	Indonesia	No
PT Bangka Serumpun	Indonesia	Yes
PT Bangka Tin Industry	Indonesia	No
PT Belitung Industri Sejahtera	Indonesia	No
PT Bukit Timah	Indonesia	Active
PT DS Jaya Abadi	Indonesia	No
PT Inti Stania Prima	Indonesia	No
PT Karimun Mining	Indonesia	No
PT Kijang Jaya Mandiri	Indonesia	No
PT Lautan Harmonis Sejahtera	Indonesia	Active
PT Menara Cipta Mulia	Indonesia	Yes
PT Mitra Stania Prima	Indonesia	Yes
PT Panca Mega Persada	Indonesia	No
PT Premium Tin Indonesia	Indonesia	No
PT Prima Timah Utama	Indonesia	Yes
PT Rajawali Rimba Perkasa	Indonesia	Yes
PT Rajehan Ariq	Indonesia	Yes
PT Refined Bangka Tin	Indonesia	Yes
PT Sariwiguna Binasentosa	Indonesia	No
PT Stanindo Inti Perkasa	Indonesia	Yes
PT Sukses Inti Makmur	Indonesia	Active
PT Sumber Jaya Indah	Indonesia	No
PT Timah Tbk Kundur	Indonesia	Yes
PT Timah Tbk Mentok	Indonesia	Yes
PT Tinindo Inter Nusa	Indonesia	Yes
PT Tirus Putra Mandiri	Indonesia	No
PT Tommy Utama	Indonesia	No
Resind Industria e Comercio Ltda.	Brazil	Yes
Rui Da Hung	Taiwan, Province of China	Yes
Soft Metais Ltda.	Brazil	Yes
Super Ligas	Brazil	Active
Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam	Yes
Thaisarco	Thailand	Yes
Tin Technology & Refining	United States of America	Yes
Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	No
White Solder Metalurgia e Mineracao Ltda.	Brazil	Yes

SMELTER OR REFINER	SMELTER COUNTRY	RMAP CONFORMANT
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Yes
Yunnan Tin Company Limited	China	Yes
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Yes

Tungsten
A.L.M.T. Corp.	Japan	Yes
ACL Metais Eireli	Brazil	Yes
Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Active
Asia Tungsten Products Vietnam Ltd.	Viet Nam	Yes
Chenzhou Diamond Tungsten Products Co., Ltd.	China	Yes
China Molybdenum Tungsten Co., Ltd.	China	Yes
Chongyi Zhangyuan Tungsten Co., Ltd.	China	Yes
CNMC (Guangxi) PGMA Co., Ltd.	China	No
CP Metals Inc.	United States of America	No
Fujian Ganmin RareMetal Co., Ltd.	China	Yes
Fujian Jinxin Tungsten Co., Ltd.	China	No
Ganzhou Haichuang Tungsten Co., Ltd.	China	Yes
Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Yes
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Yes
Ganzhou Seadragon W & Mo Co., Ltd.	China	Yes
Global Tungsten & Powders Corp.	United States of America	Yes
Guangdong Xianglu Tungsten Co., Ltd.	China	Yes
H.C. Starck Tungsten GmbH	Germany	Yes
Hunan Chenzhou Mining Co., Ltd.	China	Yes
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Yes
Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Yes
Hunan Litian Tungsten Industry Co., Ltd.	China	Yes
Hydrometallurg, JSC	Russian Federation	Yes
Japan New Metals Co., Ltd.	Japan	Yes
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Yes
Jiangxi Gan Bei Tungsten Co., Ltd.	China	Yes
Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	No
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Yes
Jiangxi Xianglu Tungsten Co., Ltd.	China	No
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Yes
Jiangxi Yaosheng Tungsten Co., Ltd.	China	Yes
JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Active
Kennametal Fallon	United States of America	Yes

SMELTER OR REFINER	SMELTER COUNTRY	RMAP CONFORMANT
Kennametal Huntsville	United States of America	Yes
KGETS Co., Ltd.	Korea, Republic of	Yes
Lianyou Metals Co., Ltd.	Taiwan, Province of China	Yes
Malipo Haiyu Tungsten Co., Ltd.	China	Yes
Masan High-Tech Materials	Viet Nam	Yes
Moliren Ltd.	Russian Federation	Yes
Niagara Refining LLC	United States of America	Yes
Philippine Chuangxin Industrial Co., Inc.	Philippines	Yes
South-East Nonferrous Metal Company Limited of Hengyang City	China	No
TANIOBIS Smelting GmbH & Co. KG	Germany	Yes
Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Yes
Unecha Refractory metals plant	Russian Federation	Yes
Wolfram Bergbau und Hutten AG	Austria	Yes
Woltech Korea Co., Ltd.	Korea, Republic of	Yes
Xiamen Tungsten (H.C.) Co., Ltd.	China	Yes
Xiamen Tungsten Co., Ltd.	China	Yes
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Yes
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	No

Tantalum
AMG Brasil	Brazil	Yes
Asaka Riken Co., Ltd.	Japan	Yes
Changsha South Tantalum Niobium Co., Ltd.	China	Yes
D Block Metals, LLC	United States of America	Yes
Exotech Inc.	United States of America	Yes
F&X Electro-Materials Ltd.	China	Yes
FIR Metals & Resource Ltd.	China	Yes
Global Advanced Metals Aizu	Japan	Yes
Global Advanced Metals Boyertown	United States of America	Yes
Guangdong Rising Rare Metals-EO Materials Ltd.	China	Yes
H.C. Starck Hermsdorf GmbH	Germany	Yes
H.C. Starck Inc.	United States of America	Yes
Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Yes
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Yes
Jiangxi Tuohong New Raw Material	China	Yes
JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Yes
Jiujiang Tanbre Co., Ltd.	China	Yes
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Yes

SMELTER OR REFINER	SMELTER COUNTRY	RMAP CONFORMANT
KEMET de Mexico	Mexico	Yes
Meta Materials	North Macedonia, Republic of	Yes
Metallurgical Products India Pvt., Ltd.	India	Yes
Mineracao Taboca S.A.	Brazil	Yes
Mitsui Mining and Smelting Co., Ltd.	Japan	Yes
Ningxia Orient Tantalum Industry Co., Ltd.	China	Yes
NPM Silmet AS	Estonia	Yes
QuantumClean	United States of America	Yes
Resind Industria e Comercio Ltda.	Brazil	Yes
Solikamsk Magnesium Works OAO	Russian Federation	Yes
Taki Chemical Co., Ltd.	Japan	Yes
TANIOBIS Co., Ltd.	Thailand	Yes
TANIOBIS GmbH	Germany	Yes
TANIOBIS Japan Co., Ltd.	Japan	Yes
TANIOBIS Smelting GmbH & Co. KG	Germany	Yes
Telex Metals	United States of America	Yes
Ulba Metallurgical Plant JSC	Kazakhstan	Yes
XIMEI RESOURCES (GUANGDONG) LIMITED	China	Yes
XinXing HaoRong Electronic Material Co., Ltd.	China	Yes
Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Yes
The Company notes the following in connection with the information contained in the foregoing table:
(a) The smelters and refiners listed in the table were identified by the Covered Vendors as potentially being part of the Company’s 2020 supply chain. However, not all of the included smelters and refiners may be part of the Company’s supply chain. In addition, the smelters and refiners listed above may not be all of the smelters and refiners in its supply chain, as some Covered Vendors indicated that they were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in their products and not all of the Covered Vendors responded to the Company’s inquiries.
(b) All compliance status information in the table is as of April 30, 2021.
(c) “Conformant” means that a smelter or refiner has successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment protocol. Included smelters and refiners were not necessarily Conformant for all or part of 2020 and may not maintain that status in any future period.(d) “Active” means that the smelter or refiner committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment, or corrective-action phases of the assessment.
(e) “No” means that the smelter or refiner is not Conformant or Active.
(f) The RMAP status and smelter or refiner country location indicated in the table is based on information published by the RMI, without independent verification by the Company.

Country of Origin Information
The countries of origin of the newly-mined 3TG processed by the Conformant smelters and refiners listed in the table above are believed to have potentially included the countries listed below, as well as possibly other countries, based on information made available by the RMI to its members. The Company has not been able to reliably determine the country of origin of any of the other smelters or refiners listed in the table. These may not be all of the countries from which the identified SORs have sourced, and the identified SORs may not have sourced from all of these countries.

Argentina	Fiji	Mauritania	Singapore
Armenia	Finland	Mexico	Slovakia
Australia	France	Mongolia	Solomon Islands
Austria	French Guiana	Montenegro	South Africa
Azerbaijan	Georgia	Morocco	South Korea
Benin	Germany	Mozambique	Spain
Bolivia (Plurinational State of)	Ghana	Myanmar	Sudan
Botswana	Guatemala	Namibia	Suriname
Brazil	Guinea	New Zealand	Swaziland
Bulgaria	Guyana	Nicaragua	Sweden
Burkina Faso	Honduras	Niger	Taiwan
Burundi*	India	Nigeria	Tajikistan
Canada	Indonesia	Oman	Tanzania*
Chile	Ivory Coast	Papua New Guinea	Thailand
China	Japan	Peru	Turkey
Colombia	Kazakhstan	Philippines	Uganda*
Costa Rica	Kenya	Portugal	United Kingdom of Great Britain and Northern Ireland
Cyprus	Kyrgyzstan	Russian Federation	United States of America
Democratic Republic of the Congo*	Laos	Rwanda*	Uruguay
Dominican Republic	Liberia	Saudi Arabia	Uzbekistan
Ecuador	Madagascar	Senegal	Vietnam
Eritrea	Malaysia	Sierra Leone	Zimbabwe
Ethiopia	Mali	Serbia

* Represents a DRC Region country.
Alternatively, or in addition, some of the Conformant smelters and refiners may have sourced from recycled or scrap sources.